EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Pluristem Therapeutics Inc. (the “Company”) Amended and Restated 2005 Stock Option Plan, of our report dated September 20, 2010, with respect to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer KOST, FORER, GABBAY and KASIERER A member of Ernst & Young Global
Haifa, Israel April 28, 2011